UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
March 23, 2006

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in charter)

Delaware	1-7832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
100 Pier 1 Place
Fort Worth, Texas 76102
(Address of principal executive offices
and zip code)
(817) 252-8000
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
Item Item 9.01(c) Exhibits
SIGNATURES
EXHIBIT INDEX
Summary of Fiscal Year 2007 Annual Base Salaries

Item 1.01 Entry into a Material Definitive Agreement
     On March 23, 2006, the Board of Directors of Pier 1 Imports, Inc. (the “Company”), upon recommendation of the Compensation Committee, set annual base salaries for the Company’s named executive officers for the 2007 fiscal year, which will become effective April 23, 2006. Information regarding the annual base salaries for the Company’s named executive officers for the 2007 fiscal year is set forth in Exhibit 10.1 and is incorporated herein by reference. Additional information regarding executive compensation will be included in the Company’s proxy statement for the annual meeting of stockholders.
     On March 23, 2006, the Board of Directors of the Company also granted 5,000 deferred stock units to each of Tom M. Thomas and James M. Hoak, Jr., two of the Company’s non-employee directors, under the Director Deferred Stock Program under the Company’s 1999 Stock Plan. The units were awarded in recognition of the efforts and service of Messrs. Thomas and Hoak, in their role as members of the Executive Committee, in connection with the sale of The Pier Retail Group Limited, a former subsidiary of the Company, the convertible senior notes transaction which closed on February 14, 2006, and other matters. The awards will become effective on April 3, 2006.
     JPMorgan Securities Inc. acted as underwriter in connection with the convertible senior notes transaction and advised the Company in conjunction with the sale of The Pier Retail Group Limited. JPMorgan may also advise the Company on future transactions.

Item 9.01(c)	Exhibits

Exhibit 10.1	Summary of Fiscal Year 2007 Annual Base Salaries for the Named Executive Officers of Pier 1 Imports, Inc.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.
Date: March 29, 2006	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel

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EXHIBIT INDEX

Number	Description

10.1	Summary of Fiscal Year 2007 Annual Base Salaries for the Named Executive Officers of Pier 1 Imports, Inc.